UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

EQ ADVISORS TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EQ ADVISORS TRUST

Multimanager Technology Portfolio

PLEASE PROVIDE YOUR VOTING INSTRUCTIONS NOW

You (a “Contractholder”) are an owner of a variable life insurance policy and/or variable annuity contract or certificate issued by AXA Equitable Life Insurance Company (“AXA Equitable”) who, as of December 31, 2016, had net premiums or contributions allocated to the investment divisions of AXA Equitable’s separate account or accounts that are invested in shares of the Multimanager Technology Portfolio, a portfolio of EQ Advisors Trust. Recently, we sent you proxy materials, including a Proxy Statement and Contractholder Voting Instructions, relating to the Special Meeting of Shareholders of EQ Advisors Trust that is scheduled for March 28, 2017. The materials describe important proposals that affect the Multimanager Technology Portfolio and ask for your voting instructions on these proposals. Along with the materials, we sent you a voting instruction card on which to indicate your voting instructions with respect to Proposals 1 and 2. We also notified you in the Contractholder Voting Instructions that, in a subsequent mailing, we would send you a voting instruction card on which to indicate your voting instructions with respect to Proposal 3. We are hereby sending you the enclosed voting instruction card on which to indicate your voting instructions with respect to Proposal 3. We urge you to provide your voting instructions as soon as possible.

The Board of Trustees unanimously recommends that you vote “FOR” Proposal 3.

Providing voting instructions is quick and will take only a few minutes of your time.

The Portfolio offers three easy methods for you to provide voting instructions:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit www.proxyvote.com and enter the control number that appears on your voting instruction card. Follow the on-screen prompts to vote.	Return the executed voting instruction card in the postage-paid envelope provided so it is received before March 28, 2017.	Call the number on your voting instruction card and follow the touch-tone prompts to vote.

Your vote is important.

Please provide your voting instructions promptly.

AXA Z69427

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet
1)	Read the Joint Proxy Statement and have the Voting
Instruction Card below at hand.
2)	Go to website www.proxyvote.com
3)	Follow the instructions provided on the website.

To vote by Telephone
1)	Read the Joint Proxy Statement and have the Voting
Instruction Card below at hand.
2)	Call 1-800-690-6903
3)	Follow the instructions.

To vote by Mail
1)	Read the Joint Proxy Statement.
2)	Check the appropriate box on the Voting Instruction Card below.
3)	Sign and date the Voting Instruction Card.
4)	Return the Voting Instruction Card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E17499-Z69427	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF TRUSTEES OF EQ ADVISORS TRUST (THE “TRUST”) UNANIMOUSLY RECOMMENDS THAT CONTRACTHOLDERS INSTRUCT THE INSURANCE COMPANY REFERENCED ABOVE TO VOTE “FOR” THE FOLLOWING PROPOSAL:

		For	Against	Abstain

3.	Approve changing Multimanager Technology Portfolio from a diversified fund to a non-diversified fund.	☐	☐	☐

Transact such other business as may properly come before the Joint Special Meeting of Shareholders.

The approval of any one Proposal is not contingent on the approval of any other Proposal.

IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: Please sign exactly as your name appears on the records of the Trust and date. If joint owners, each holder should sign this Voting Instruction Card. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

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Important Notice Regarding the Availability of Proxy Materials for the Joint Special Meeting: The Joint Proxy Statement is available at www.proxyvote.com.

E17500-Z69427

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AXA Equitable Life Insurance Company MONY Life Insurance Company of America VOTING INSTRUCTION CARD EQ ADVISORS TRUST JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 28, 2017

The person signing on the reverse side of this card, the owner of one or more variable life insurance policies and/or variable annuity contracts or certificates (the “Contracts”) whose account value is invested in shares of the Multimanager Technology Portfolio, a series of the EQ Advisors Trust (the “Trust”), hereby instructs the Insurance Company referenced above, the owner of the shares of the Trust attributable to the Contracts and, therefore, a shareholder of the Trust, (i) to vote as indicated on the reverse side on the proposal that will be considered at the Joint Special Meeting of Shareholders, or any adjournment or postponement thereof (the “Meeting”), as described in the Joint Proxy Statement dated February 10, 2017 (the “Joint Proxy Statement”), (ii) to vote, in adjournment or postponement thereof, as described in the Joint Proxy Statement, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting.

This Voting Instruction Card is solicited by the Insurance Company as a shareholder of the Trust. Receipt of the Notice of Meeting, Contractholder Voting Instructions and the Joint Proxy Statement relating to the Voting Instruction Card is acknowledged by the person signing on the reverse side of this card.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

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